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                                                                   EXHIBIT 10.18

                                   RIDER NO. 5
                                       TO
                            VENDOR PROGRAM AGREEMENT
                          DATED AS OF OCTOBER 10, 1991
                                     BETWEEN
               GENERAL ELECTRIC CAPITAL CORPORATION ("GE CAPITAL")
                                       AND
                           PYXIS CORPORATION ("PYXIS")


         THIS RIDER is hereby incorporated into and made a part of the above referenced Vendor Program Agreement, as amended from time to time (the "Agreement") and is subject to all applicable terms and provisions of the Agreement. Capitalized terms used and not defined herein shall have the meanings set forth in the Agreement.

         WHEREAS, PYXIS was merged into a wholly-owned subsidiary of Cardinal Health, Inc. ("CARDINAL"), located at 5555 Glendon Court, Dublin, Ohio 43016 pursuant to an Agreement and Plan of Merger, dated February 7, 1996.

         WHEREAS, PYXIS has requested that CARDINAL be made a party to the Agreement.

         WHEREAS, PYXIS and CARDINAL have requested that the Agreement be modified, inter alia, to permit PYXIS to administer both the Owned Accounts and the Serviced Accounts (as such terms are defined in Section I of Rider No. 3 to the Agreement) upon PYXIS' attainment of certain performance standards with respect to the administration of the Owned and Serviced Accounts and to ensure that GE CAPITAL is afforded the opportunity to finance a specified number of additional Rental Agreements from January 1, 1997 through March 10, 1999 (the "Term").

         WHEREAS, GE CAPITAL has agreed to modify the Agreement to accommodate PYXIS' and CARDINAL's requests in the manner set forth below.

         NOW THEREFORE, for the consideration set forth herein and in the Agreement, GE CAPITAL, PYXIS and CARDINAL hereby agree as follows:

         A. FINANCING COMMITMENT.

         (1) PYXIS and CARDINAL hereby agree that PYXIS shall on a quarterly basis during the Term offer financing rights to GE CAPITAL for the requisite number of Rental Agreements, which meet the criteria established pursuant to Sections (A3) through A(7) below, which shall provide GE CAPITAL with an annual aggregate of Eighty Million Dollars ($80,000,000) in new fundings during 1997 and 1998 and an aggregate of Fifteen Million Five Hundred Thousand Dollars ($15,500,000) in new fundings during the period from January 1, 1999 through March 10, 1999. Without limiting the generality of the foregoing, PYXIS shall use its reasonable efforts to offer financing rights to GE CAPITAL for an aggregate of Twenty Million Dollars ($20,000,000) in new fundings each calendar quarter during 1997 and 1998 and an aggregate of Fifteen Million Five Hundred Thousand Dollars ($15,500,000) in new fundings during the period from January 1, 1999 through March 10, 1999 (each quarterly portfolio of Rental Agreements offered to GE CAPITAL for financing pursuant to this Section A(1) being hereinafter referred to as a "Quarterly New Portfolio"). The aggregate dollar amount of the new fundings described in the preceding two sentences shall be calculated on the basis of the net present value of the remaining payments due over the remaining term of such Rental Agreements discounted at the applicable Standard Rate described in Section C below and shall exclude any accounts currently on GE CAPITAL's books



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which are refinanced by GE CAPITAL. To the extent that any Rental Agreement contained in and financed as a part of a Quarterly New Portfolio is subsequently terminated as a result of an upgrading of Equipment or any other event which PYXIS and the applicable Customer mutually agree upon, PYXIS, shall (a) pay GE CAPITAL all accrued payments which are due and unpaid under such terminated Rental Agreement and (b) offer GE CAPITAL the right to finance another Rental Agreement having (i) a credit rating classification equal to or better than the credit rating classification of the terminated Rental Agreement as mutually determined by PYXIS and GE CAPITAL as of the date of the termination of such Rental Agreement, (ii) a funding amount equal to or greater than the net present value of the remaining payments to be made under the terminated Rental Agreement at the time of termination discounted to present value at the applicable Standard Rate, (iii) a Standard Rate equal to the Standard Rate of the terminated Rental Agreement, and (iv) a term equal to or greater than the remaining term of the terminated Rental Agreement at the time of termination.

         (2) The Rental Agreements to be financed by GE CAPITAL pursuant to Section A(1) will typically have payment terms of forty-eight (48) and sixty
(60) months, although GE CAPITAL may consider other payment terms on a transaction-by-transaction basis.

         (3) PYXIS shall provide GE CAPITAL with all information available to PYXIS and reasonably requested by GE CAPITAL to enable GE CAPITAL to verify that PYXIS has correctly classified the related Customer in the credit rating category of A, B, C or D described below.

         (4) Prospective Customers shall include, without limitation, hospitals having one hundred (100) or more beds and well-established alternate care facilities. GE CAPITAL and PYXIS shall mutually establish credit rating classifications of A, B, C and D for prospective Customers. PYXIS shall apply such guidelines to the classification of each Customer. The credit rating classifications shall be used to establish the quality of each Quarterly New Portfolio and to establish the applicable Loss Pool Credit for each Quarterly New Portfolio. Each Rental Agreement financed by GE CAPITAL pursuant to Section A(1) (a "New Portfolio Rental Agreement") shall be given a numerical rating based on its credit rating classification, with New Portfolio Rental Agreements which are classified as "A" rated credits being given a 4, New Portfolio Rental Agreements which are classified as "B" rated credits being given a 3, New Portfolio Rental Agreements which are classified as "C" rated credits being given a 2, and New Portfolio Rental Agreements which are classified as "D" rated credits being given a 1.

         (5) PYXIS shall provide the credit rating classifications to GE CAPITAL at the same time as the applicable Rental Agreements are offered to GE CAPITAL for financing, provided that GE CAPITAL shall receive all such credit rating classifications at least twenty (20) business days prior to the financing of any Quarterly New Portfolio by GE CAPITAL. GE CAPITAL shall then review the credit rating classifications to independently determine its assessment of the credit rating classification assigned to each Customer. In the event that GE CAPITAL determines in its reasonable discretion that PYXIS has not correctly classified a Customer's credit rating, GE CAPITAL shall notify PYXIS in writing within ten
(10) business days after its receipt of the credit rating classifications from PYXIS. If PYXIS cannot demonstrate to GE CAPITAL's satisfaction that the credit rating assigned to such Customer was in fact correct within five (5) business days after PYXIS' receipt of GE CAPITAL's notification, PYXIS shall reclassify such Customer based upon GE CAPITAL's assessment and shall notify GE CAPITAL in writing of the reclassification.

         (6) PYXIS shall be required to provide a mix of credit rating classifications in each Quarterly New Portfolio which results in each Quarterly New Portfolio having a minimum weighted average numerical score (based on the aggregate dollar amounts of the New Portfolio Rental Agreements contained in such Quarterly New Portfolio) of 2.9. The weighted average numerical score of each Quarterly New Portfolio shall be determined by performing the following calculation for each New Portfolio Rental Agreement contained therein and adding the resulting values together: divide the dollar amount of each New Portfolio Rental Agreement by the aggregate dollar amount of the applicable Quarterly New Portfolio and multiply the resulting value by the numerical rating of one (1) through (4)



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assigned to such New Portfolio Rental Agreement. GE CAPITAL shall notify PYXIS in writing within ten (10) business days after its receipt of the credit rating classifications from PYXIS of its determination of the weighted average numerical score of the applicable Quarterly New Portfolio. If the weighted average numerical score of such Quarterly New Portfolio as determined by GE CAPITAL in its reasonable discretion is below the minimum requirement of 2.9, PYXIS shall substitute New Portfolio Rental Agreements to bring the weighted average numerical score of such Quarterly New Portfolio up to the minimum requirement of 2.9 prior to the financing of such Quarterly New Portfolio.

         (7) A Rental Agreement shall be considered eligible for financing by GE CAPITAL pursuant to Section A(1) provided: (a) the classification of the prospective Customer when taken together with the classification of the other New Portfolio Rental Agreements satisfies the requirements regarding the minimum weighted average numerical score of the Quarterly New Portfolio set forth in Section A(6) above, (b) the Customer is not in bankruptcy or otherwise insolvent, (c) an event which constitutes a default under such Rental Agreement has not occurred other than (i) the Customer's failure to make up to the first three (3) monthly rental payments due under such Rental Agreement arising solely from the failure of PYXIS or GE CAPITAL to bill the Customer under such Rental Agreement or (ii) an event of default which GE CAPITAL is willing to waive, (d) there is no known legal action pending with respect to such Rental Agreement or the related Customer which involves PYXIS or otherwise impacts the Customer's ability to pay or perform its obligations under such Rental Agreement, (e) there are no legally binding agreements between PYXIS and the Customer or other restrictions that would prohibit such Rental Agreement from being financed by GE CAPITAL or would otherwise limit or encumber GE CAPITAL's security interest in the related Equipment or its rights to receive all payments thereunder, (f) the Rental Agreement has not been written-off or deemed uncollectible by the parties prior to its financing by GE CAPITAL, and (g) the net present value of the remaining payments due under any Rental Agreement which is classified as an "A" or "B" rated credit does not exceed the greater of (i) ten percent (10%) of the net present value of the remaining payments due under all New Portfolio Rental Agreements contained in the applicable Quarterly New Portfolio or (ii) Two Million Dollars ($2,000,000) and the net present value of the remaining payments due under any Rental Agreement which is classified as a "C" or "D" rated credit does not exceed the greater of (i) two and one-half percent (2.5%) of the net present value of the remaining payments due under all New Portfolio Rental Agreements contained in the applicable Quarterly New Portfolio or (ii) Five Hundred Thousand Dollars ($500,000).

         B. NOTIFICATION OF ASSIGNMENT. The Final Document Package for each New Portfolio Rental Agreement shall include the sole original copy of such New Portfolio Rental Agreement and shall be held by PYXIS as agent for GE CAPITAL until such time as GE CAPITAL has received the aggregate rental payments which were offered to GE CAPITAL for financing with respect to such New Portfolio Rental Agreement pursuant to Section A(1) or such New Portfolio Rental Agreement is terminated pursuant to Section A(1). The sole original copy of such New Portfolio Rental Agreement shall be stamped on the first page of text and on each signature page with the caption: "All right and interest of Pyxis Corporation in and to the payments to be made by the Customer hereunder with respect to the Equipment marked with an asterisk have been assigned to Pyxis Financial Services in consideration of Pyxis Financial Services providing certain funding to Pyxis Corporation and Pyxis Corporation has granted Pyxis Financial Services a security interest in such Equipment." At such time as PYXIS takes over the servicing of a New Portfolio Rental Agreement, Pyxis Financial Services and PYXIS shall jointly direct the applicable Customer to make all future rental payments to PYXIS notwithstanding any previous notification of assignment.

         C. STANDARD RATES.

         (1) The Standard Rates used to calculate the financing proceeds for all New Portfolio Rental Agreements shall be comprised of the applicable Transaction Rate and the Termination Fee Spread (each of which are hereinafter defined). GE CAPITAL shall advise PYXIS on the first business day of each calendar month of the current Standard Rates. The Standard Rates quoted to PYXIS on a monthly basis


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shall extend from the fifth (5th) day of each calendar month through the fourth
(4th) day of the following calendar month, except as otherwise provided in the following sentence. The Standard Rate for a New Portfolio Rental Agreement which replaces a terminated New Portfolio Rental Agreement pursuant to Section A(1) shall be the same as the Standard Rate of the terminated New Portfolio Rental Agreement.

         (2) The Standard Rates shall be determined in the following manner. GE CAPITAL shall on a monthly basis calculate the Transaction Rates which shall be based on a blend of Treasury Bills ("Treasury") and London Interbank Offered Rates ("Libor"), as published in THE WALL STREET JOURNAL on the last business day of the preceding calendar month. The Transaction Rate for a forty-eight (48) month New Portfolio Rental Agreement shall be equal to a financing spread of fifty (50) basis points over the following blended rate: (a) twenty-two percent (22%) of a one year Libor, plus (b) twenty-three percent (23%) of a two year Treasury, plus (c) twenty-six percent (26%) of a three year Treasury, plus (d) twenty-nine percent (29%) of a four year Treasury. The Transaction Rate for a sixty (60) month New Portfolio Rental Agreement shall be equal to a financing spread of fifty (50) basis points over the following blended rate: (a) sixteen percent (16%) of a one year Libor, plus (b) eighteen percent (18%) of a two year Treasury, plus (c) nineteen percent (19%) of a three year Treasury, plus (d) twenty-two percent (22%) of a four year Treasury, plus (e) twenty-five percent (25%) of a five year Treasury. A termination fee spread of two hundred forty
(240) basis points (the "Termination Fee Spread") shall then be added to the applicable Transaction Rate for the purpose of calculating the Standard Rate.

         (3) GE CAPITAL shall have no obligation to calculate the financing proceeds of any New Portfolio Rental Agreement at a rate other than the then current Standard Rate as described above.

         D. FUNDING. GE CAPITAL will fund PYXIS on a quarterly basis for all New Portfolio Rental Agreements financed by GE CAPITAL during such calendar quarter via wire transfer to an account designated by PYXIS. Such funding will take place on the earlier of the third business day after GE CAPITAL's receipt of a written request by PYXIS or the last business day of such calendar quarter.

         E. NEW PORTFOLIO LOSS POOL ACCOUNT AND REMARKETING.

         (1) Commencing on the effective date of this Rider, GE CAPITAL and PYXIS shall, for accounting purposes only, establish a new Loss Pool Account (the "Quarterly New Portfolio Loss Pool Account") for all New Portfolio Rental Agreements in each Quarterly New Portfolio.

         (2) The establishment of each Quarterly New Portfolio Loss Pool Account shall not impact the annual Loss Pool Accounts established pursuant to Rider No. 2 to the Agreement which shall remain in full force and effect and shall govern the disposition of all Rental Agreements subject thereto.

         (3) Simultaneously with the payment of the financing proceeds for any Quarterly New Portfolio, GE CAPITAL shall record in the applicable Quarterly New Portfolio Loss Pool Account an amount equal to the applicable loss pool credit (the "Quarterly New Portfolio Loss Pool Credit"), which shall be determined in accordance with Section E(4) below. GE CAPITAL shall on a quarterly basis give PYXIS written notice of adjustments to each Quarterly New Portfolio Loss Pool Account and each Quarterly New Portfolio Loss Pool Balance.

         (4) Each Quarterly New Portfolio Loss Pool Credit shall be determined by calculating the weighted average numerical score of the applicable Quarterly New Portfolio and multiplying the applicable percentage set forth on Exhibit A attached hereto for such weighted average numerical score by the dollar amount of the New Portfolio Rental Agreements (a) funded by GE CAPITAL during the applicable calendar quarter and (b) substituted for terminated New Portfolio Rental Agreements pursuant to Section A(1) during the applicable calendar quarter. GE CAPITAL shall notify PYXIS in writing of each Quarterly New Portfolio Loss Pool Credit prior to the financing of the applicable Quarterly New Portfolio.


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         (5) Upon the occurrence of a Rental Agreement Default under any New
Portfolio Rental Agreement or any Owned Account administered by GE CAPITAL which arises directly from the applicable Customer's insolvency, inability to pay debts as they mature, failure to operate as a going concern, filing under Title 11 of the United States Code or any successor or similar federal or state statute, assignment for the benefit of creditors, appointment of a receiver, dissolution or change in a material portion of its stock or asset ownership (a "Credit Related Default"), GE CAPITAL shall give PYXIS written notice thereof and of the applicable Rental Agreement Default Amount. Upon the occurrence of a Credit Related Default under any New Portfolio Rental Agreement or any Owned Account administered by PYXIS, PYXIS shall give GE CAPITAL written notice thereof and of the applicable Rental Agreement Default Amount. Within ten (10) days of receipt of such notice, PYXIS shall (i) pay GE CAPITAL such Rental Agreement Default Amount, but not more than the applicable Quarterly New Portfolio Loss Pool Balance or applicable Loss Pool Balance and (ii) give GE CAPITAL written notice of the Estimated Remarketing Proceeds of the Equipment governed by such New Portfolio Rental Agreement or Owned Account, provided that the amount of the Estimated Remarketing Proceeds may be established by GE CAPITAL if written notice thereof is not provided by PYXIS in a timely manner.

         (6) Upon receipt of the applicable Rental Agreement Default Amount (or if the applicable Quarterly New Portfolio Loss Pool Balance or applicable Loss Pool Balance is less than the applicable Rental Agreement Default Amount, upon receipt of the applicable Quarterly New Portfolio Loss Pool Balance or applicable Loss Pool Balance), GE CAPITAL shall (i) subtract an amount equal to the applicable Rental Agreement Default Amount from the applicable Quarterly New Portfolio Loss Pool Balance or applicable Loss Pool Balance (or if the applicable Quarterly New Portfolio Loss Pool Balance or the applicable Loss Pool Balance is less than such Rental Agreement Default Amount, shall reduce the applicable Quarterly New Portfolio Loss Pool Balance or the applicable Loss Pool Balance to zero) and (ii) add an amount equal to the Estimated Remarketing Proceeds to the applicable Quarterly New Portfolio Loss Pool Balance or the applicable Loss Pool Balance. PYXIS shall make the Equipment legally available and proceed to remarket the Equipment in accordance with Section 12 of the Agreement and the remarketing proceeds actually received by PYXIS shall be distributed in accordance with Section 12 of the Agreement; provided that any excess referred to in Section 12(b)(iii) of the Agreement shall be retained by PYXIS. GE CAPITAL's reimbursement to PYXIS for out-of-pocket costs, including sales commissions, incurred in connection with PYXIS' de-installation, removal, appraisal, refurbishing, storage (including insurance during storage) and disposition of the Equipment shall not exceed twenty percent (20%) of the Estimated Remarketing Proceeds for each piece of Equipment without GE CAPITAL's prior written approval. GE CAPITAL will adjust the applicable Quarterly New Portfolio Loss Pool Balance or the applicable Loss Pool Balance if the remarketing proceeds actually received by PYXIS are more than ten percent (10%) higher or lower than the Estimated Remarketing Proceeds.

         (7) In the event that the applicable Rental Agreement Default Amount is greater than the sum of the applicable Quarterly New Portfolio Loss Pool Balance or the applicable Loss Pool Balance and the remarketing proceeds related to such New Portfolio Rental Agreement or Owned Account which are retained by GE CAPITAL pursuant to Section 12 of the Agreement, GE CAPITAL shall be entitled to receive any future collections in regard of such New Portfolio Rental Agreement or Owned Account, up to an amount equal to GE CAPITAL's full recovery of the applicable Rental Agreement Default Amount, and any remaining sums received with respect to such New Portfolio Rental Agreement or Owned Account shall be retained by PYXIS.

         (8) Upon the occurrence of a Rental Agreement Default under any New Portfolio Rental Agreement or Owned Account administered by GE CAPITAL which does not constitute a Credit Related Default, GE CAPITAL shall give PYXIS written notice thereof and of the applicable Rental Agreement Default Amount. Upon the occurrence of a Rental Agreement Default under any New Portfolio Rental Agreement or Owned Account administered by PYXIS which does not constitute a Credit Related Default, PYXIS shall give GE CAPITAL written notice thereof and of the applicable Rental Agreement Default Amount. Within ten (10) days of receipt of such notice, PYXIS, at its option, shall elect either to (i) pay to GE CAPITAL the periodic payments described in Section I(3) for up to a total of six (6) cure payments



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or (ii) pay GE CAPITAL the applicable Rental Agreement Default Amount. Any payments made by PYXIS pursuant to this Section E(8) shall be made without regard to, and shall not reduce or otherwise impact, the applicable Quarterly New Portfolio Loss Pool Account or the applicable Loss Pool Account.

         (9) Provided that GE CAPITAL has received from PYXIS the applicable Rental Agreement Default Amount, GE CAPITAL shall transfer and assign all of its rights under and interest in such New Portfolio Rental Agreement or Owned Account and the Equipment governed thereby to PYXIS on an AS-IS WHERE-IS basis, without recourse or warranty.

         F. PYXIS ADMINISTRATION OF NEW PORTFOLIO RENTAL AGREEMENTS AND NEW SERVICED ACCOUNTS.

         (1) GE CAPITAL shall perform the account administration for all New Portfolio Rental Agreements as well as all existing Owned Accounts, all existing Serviced Accounts administered by GE CAPITAL as of April 1, 1997 (the "Existing Serviced Accounts") and all new Serviced Accounts referred to GE CAPITAL by PYXIS on or after April 1, 1997 (the "New Serviced Accounts"), in accordance with the terms and conditions of Section I(i) of Rider No. 3 to the Agreement, until the occurrence of the events specified in Sections F(2), F(3) , G(1) and H(1) respectively. In consideration of PYXIS' agreement to make the payment described in Section F(4), GE CAPITAL agrees not to charge the Service Rate described in Section I(iii) of Rider No. 3 with respect to its administration of the New Portfolio Rental Agreements. To the extent that GE CAPITAL has charged or does charge the Service Rate described in Section I(iii) of Rider No. 3 with respect to its administration of the New Portfolio Rental Agreements, GE CAPITAL agrees to make an adjustment to the financing proceeds paid or payable to PYXIS and to pay such adjusted amount within three (3) business days of receipt of notice from PYXIS requesting such adjustment. In consideration of GE CAPITAL's agreement to administer the New Serviced Accounts, until PYXIS is able to commence servicing such accounts pursuant to this Section F, PYXIS agrees to pay GE CAPITAL in arrears a prorata monthly portion of the total Service Rate payment for each New Serviced Account which shall be calculated as follows. The total Service Rate payment for each New Serviced Account shall be equal to the net present value of the payments to be made by the applicable Customer under such New Serviced Account discounted at the applicable Standard Rate, less the net present value of the payments to be made by the applicable Customer under such New Serviced Account discounted at the applicable Standard Rate less two hundred and fifty (250) basis points. Commencing on the fifth business day of May 1997 and continuing on the fifth business day of each month thereafter until PYXIS has assumed the account administration of such New Serviced Accounts, PYXIS shall pay a prorata monthly portion of the total Service Rate payment for each New Serviced Account, with each prorata monthly payment representing (i) one thirty-sixth of the total Service Rate payment for a New Serviced Account having a term of thirty-six (36) months, (ii) one forty-eighth of the total Service Rate payment for a New Serviced Account having a term of forty-eight
(48) months, and (iii) one sixtieth of the total Service Rate payment for a New Serviced Account having a term of sixty (60) months. PYXIS's obligation to make any further prorata monthly Service Rate payments shall cease on the date on which PYXIS commences servicing such New Serviced Accounts. In the event PYXIS commences servicing such New Serviced Accounts on a day other than the last day of a month, the amount to be paid by PYXIS to GE CAPITAL shall be adjusted to an amount equal to the prorata monthly portion of the total Service Rate payment described above multiplied by a fraction the numerator of which shall be the number of days that transpire in the month prior to PYXIS' commencement of servicing such New Serviced Accounts and the denominator of which shall be the number of days in such month.

         (2) PYXIS shall develop sufficient capabilities to service the New Portfolio Rental Agreements in accordance with servicing standards to be mutually developed by PYXIS and GE CAPITAL; provided, however, it is understood and agreed that such servicing standards shall be comparable to the current standards used by GE CAPITAL in servicing the Owned Accounts and Existing Serviced Accounts. Said servicing standards shall include, but not be limited to, state-of-the-art information systems, customized invoicing capabilities, asset management capabilities, risk management audit procedures and superior customer service support. In connection therewith, PYXIS shall be required



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to effectively (i) credit review, approve or decline, classify by credit rating category and communicate to GE CAPITAL the appropriate designations (and any relevant related information) with respect to each Customer under a proposed New Portfolio Rental Agreement, (ii) establish appropriate systems for account administration, (iii) book each New Portfolio Rental Agreement, (iv) invoice and perform collection activities for each New Portfolio Rental Agreement, (v) process payments received under each New Portfolio Rental Agreement, (vi) establish appropriate systems to track each Quarterly New Portfolio by Customer and by Equipment, (vii) provide superior Customer service support, (viii) provide the customized monthly reports requested by GE CAPITAL with respect to each Quarterly New Portfolio described in greater detail in Exhibit B annexed hereto, and (ix) provide overall account management. The measurements for satisfactory performance of each of the aforementioned services shall be set forth in Exhibit B annexed hereto.

         (3) PYXIS has determined that it will have developed by July 1, 1997 sufficient capabilities to service the New Portfolio Rental Agreements and New Serviced Accounts in accordance with Section F(2) and Exhibit B, and by execution of this Agreement, PYXIS hereby notifies GE CAPITAL of its election to commence servicing on July 1, 1997 the New Serviced Accounts and all New Portfolio Rental Agreements financed by GE CAPITAL on and after July 1, 1997 (the "Post July 1 New Portfolio Rental Agreements").

         (4) In consideration of GE CAPITAL's agreement not to charge a Service Rate with respect to its administration of any New Portfolio Rental Agreement, PYXIS hereby covenants and agrees to pay to GE CAPITAL the amount of One Million Nine Hundred Seven Thousand Eight Hundred and Eighty Dollars ($1,907,880) (the "Rate Differential Fee"). The Rate Differential Fee will be paid in installments as provided in Exhibit C attached hereto.

         (5) In the event that GE CAPITAL performs the account administration for any Post July 1 New Portfolio Rental Agreement on or after July 1, 1997, PYXIS shall also pay to GE CAPITAL an amount equal to Three Hundred Seventeen Thousand Nine Hundred and Eighty Dollars ($317,980) for every full month in which GE CAPITAL continues to service the Post July 1 New Portfolio Rental Agreements. In the event PYXIS commences servicing the Post July 1 New Portfolio Rental Agreements on a day other than the last day of a month, the amount to be paid by PYXIS to GE CAPITAL shall be adjusted to an amount equal to $317,980 multiplied by a fraction the numerator of which shall be the number of days that transpire in the month prior to PYXIS' commencement of servicing the Post July 1 New Portfolio Rental Agreements and the denominator which shall be the number of days in such month. During 1997, one-half of each monthly payment of $317,980 (or a prorata portion thereof, if applicable) will be paid on the fifth business day after the last day of the applicable month. The remaining one-half of each monthly payment to be made by PYXIS during 1997 (the "Monthly Payment Pool") will be paid during the period in which the account administration for the Post July 1 New Portfolio Rental Agreements is being transitioned from GE CAPITAL to PYXIS. Commencing on the fifth business day after July 31, 1997 and continuing on the fifth business day after the last day of each month thereafter until PYXIS has assumed the account administration of the Post July 1 New Portfolio Rental Agreements, a portion of the Monthly Payment Pool will be paid to GE CAPITAL in an amount determined by multiplying the total amount of the Monthly Payment Pool by a fraction the numerator of which shall be the total number of New Portfolio Rental Agreements (including the Post July 1 New Portfolio Rental Agreements), Serviced Accounts and Owned Accounts being administered by PYXIS as of the last day of the month preceding the payment and the denominator of which shall be the total number of New Portfolio Rental Agreements (including the Post July 1 New Portfolio Rental Agreements), Serviced Accounts and Owned Accounts being administered by PYXIS as of the last day of the month preceding the payment, plus the total number of remaining New Portfolio Rental Agreements (including the Post July 1 New Portfolio Rental Agreements), Serviced Accounts and Owned Accounts being administered by GE CAPITAL as of the last day of the month preceding the payment, and then subtracting from the product of such multiplication the aggregate amount of previous payments made to GE CAPITAL from the Monthly Payment Pool. Any undisbursed portion of the Monthly Payment Pool will be paid to GE CAPITAL no later than December 31, 1997, regardless of whether or not PYXIS has commenced



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servicing the Post July 1 New Portfolio Rental Agreements by December 31, 1997.
In the event that PYXIS does not commence servicing the Post July 1 New Portfolio Rental Agreements by December 31, 1997, PYXIS shall commence paying GE CAPITAL a lump sum payment of Three Hundred Seventeen Thousand Nine Hundred and Eighty Dollars ($317,980) for every full month thereafter in which GE CAPITAL continues to service the Post July 1 New Portfolio Rental Agreements. Such payments will be made on the fifth business day after the last day of the applicable month. In the event PYXIS commences servicing the Post July 1 New Portfolio Rental Agreements on a day other than the first day of the month, the amount to be paid by PYXIS shall be prorated in the manner described in the second sentence of this Section F(5).

         G. PYXIS ADMINISTRATION OF EXISTING SERVICED ACCOUNTS.

         (1) PYXIS has determined that it will have developed by July 25, 1997 sufficient capabilities to service the Existing Serviced Accounts in accordance with Section F(2) and Exhibit B, and by execution of this Agreement, PYXIS hereby notifies GE CAPITAL of its election to commence servicing all Existing Serviced Accounts on and after July 25, 1997.

         (2) Within fifteen (15) business days following the date on which PYXIS commences servicing the Existing Serviced Accounts, GE CAPITAL shall remit to PYXIS any unamortized Service Rate payments, calculated on the basis of a loan amortization method, which were made by PYXIS pursuant to Sections I(ii) and I(iii) of Rider No. 3 with respect to the Existing Serviced Accounts.

         H. PYXIS ADMINISTRATION OF ALL OTHER OWNED ACCOUNTS.

         (1) Provided that PYXIS has commenced servicing the Post July 1 New Portfolio Rental Agreements and the Serviced Accounts in accordance with Sections F(2), G(1) and Exhibit B, PYXIS shall be entitled to deliver a ninety
(90) day written notice to GE CAPITAL of its election to commence servicing all additional Owned Accounts and New Portfolio Rental Agreements after the effective date of such written notice.

         I. TRANSITION OF ACCOUNT ADMINISTRATION.

         (1) In order to effect a smooth transition in account administration from GE CAPITAL to PYXIS, the parties agree to comply with the delivery and response time periods set forth in the Conversion Plan (identified and defined in Exhibit D attached hereto). It is understood and agreed that the ability of PYXIS to complete the transition is contingent upon the timely performance of GE CAPITAL in accordance with the Conversion Plan and any delay by GE CAPITAL in providing the information to PYXIS in accordance with the Conversion Plan may result in corresponding delays in the complete payment of (i) the Conversion Support Pool (identified and defined in Exhibit C attached hereto) and (ii) all amounts, if any, owed by PYXIS to GE CAPITAL pursuant to Section F(5) of this Rider No. 5. Accordingly, if it is determined by the Management Committee pursuant to Section G(vii) of Rider No. 3 that GE CAPITAL failed to timely perform any of its responsibilities or to provide any information to PYXIS which is required under the Conversion Plan for reasons other than PYXIS's failure to timely perform its responsibilities or to provide information to GE CAPITAL which is required under the Conversion Plan, then PYXIS' obligation to remit the Conversion Support Pool payments or the monthly payments described in Section F(5) of this Agreement shall be stayed until such time as GE CAPITAL furnishes the service or information required under the Conversion Plan. If it is determined by the Management Committee pursuant to Section G(vii) of Rider No. 3 that GE CAPITAL's inability to perform any of its responsibilities or to provide any information to PYXIS which is required under the Conversion Plan resulted from PYXIS's failure to timely perform its responsibilities or to provide information which is required under the Conversion Plan, then the preceding sentence shall not apply and payments shall be made by PYXIS to GE CAPITAL in accordance with the terms of Exhibit C and Section F(5). In addition, the parties agree, in such event, to work diligently to correct any basis for delay in the performance of the Conversion Plan. GE CAPITAL shall dedicate sufficient personnel to assist with the transition in account administration and shall provide monthly updates of the service history of each account scheduled to be transferred until the transition of such accounts. The Relationship Managers appointed pursuant to Section F of Rider No. 3 to the Agreement shall be responsible for managing the smooth transition in account administration from GE CAPITAL to PYXIS.

         (2) In providing account administration services for the Owned Accounts and the New Portfolio Rental Agreements, PYXIS shall perform in a non-discriminatory manner, utilizing the same state of the art practices and procedures as are used in administering its own portfolio of accounts. Without limiting the generality of the foregoing, PYXIS' practices and procedures shall not deviate from the servicing standards described in Section F(2) and Exhibit B.

         (3) In connection with providing account administration services for the Owned Accounts and the New Portfolio Rental Agreements, PYXIS will remit to the appropriate taxing authority all sales, use or property taxes which may apply to the related rental of the Equipment and which are assessed or imposed on or after the date PYXIS assumes responsibility for such account administration, and will, upon request, provide GE CAPITAL in connection with the funding or administration of such Owned Accounts and New Portfolio Rental Agreements with proof of such payment as promptly as possible. PYXIS agrees to release GE CAPITAL from tax administration liability for all sales or use taxes which may apply to the related rental of the Equipment and which are assessed or imposed on or after the date PYXIS assumes responsibility for such account administration. PYXIS hereby agrees to indemnify GE CAPITAL against all losses, claims or liabilities (including interest and penalties) which result from the failure on PYXIS' part on or after the date PYXIS assumes the account administration services for such Owned Accounts and New Portfolio Rental Agreements to timely remit such taxes to the appropriate taxing authority on or after the date PYXIS assumes account administration service for the Owned Accounts and the New Portfolio Rental Agreements. GE CAPITAL will, upon request, provide proof of timely remittance of all such sales or use taxes which apply to the related rental of the Equipment which were due for the period prior to the assumption of account administration by PYXIS.

         (4) In consideration of GE CAPITAL's agreement to allow PYXIS to administer the Owned Accounts and the New Portfolio Rental Agreements, PYXIS agrees to remit to GE CAPITAL, when and as due, all monthly payments due under any Owned Accounts being administered by PYXIS and any New Portfolio Rental Agreements being administered by PYXIS (other than payments related to service agreements GE CAPITAL did not finance) WHETHER OR NOT ACTUALLY COLLECTED BY PYXIS, unless the failure to collect such payments results directly from a Credit Related Default. If a Customer's failure to make a monthly payment under an Owned Account or a New Portfolio Rental Agreement results from an agreement between PYXIS and such Customer that such payment may be deferred until the occurrence of a particular event (as described in Section 3(c) of Rider No. 4 to the Agreement), then the related payments made by PYXIS pursuant to this Section I(4) shall be deemed to be cure payments for purposes of Section 3(c) of Rider No. 4 to the Agreement and shall be subject to the terms and conditions thereof.

         (5) Notwithstanding anything herein to the contrary, if at the time PYXIS commences servicing the Post July 1 New Portfolio Rental Agreements and New Serviced Accounts, any Customer under the Post July 1 New Portfolio Rental Agreements or New Serviced Accounts is also a Customer under any other New Portfolio Rental Agreement, any Existing Serviced Account or any Owned Account, then PYXIS, at its option, shall also have the right to commence servicing the New Portfolio Rental Agreement, Existing Serviced Account and/or Owned Account of such Customer at the same time as it commences servicing the Post July 1 New Portfolio Rental Agreements or New Serviced Accounts of such Customer. Likewise, if at the time PYXIS commences servicing the Existing Serviced Accounts, any Customer under the Existing Serviced Accounts is also a Customer under any New Portfolio Rental Agreement or any Owned Account, then PYXIS, at its option, shall also have the right to commence servicing the New Portfolio Rental Agreement or Owned Account of such Customer at the same time as it commences servicing the Existing Serviced Accounts of such Customer. In consideration of GE CAPITAL's agreement to allow PYXIS to begin servicing any additional New Portfolio Rental Agreements or Owned Accounts at the same time as it commences servicing the Post July 1 New Portfolio Rental

Agreements, the New Serviced Accounts and/or the Existing Serviced Accounts of the same Customer, PYXIS agrees to remit to GE CAPITAL, when and as due, all monthly payments due under any such New Portfolio Rental Agreements or Owned Accounts being administered by PYXIS (other than payments related to service agreements GE CAPITAL did not finance) WHETHER OR NOT ACTUALLY COLLECTED BY PYXIS, unless the failure to collect such payments results directly from a Credit Related Default.

         (6) GE CAPITAL shall use its best efforts to provide to PYXIS the original copies of the Rental Agreements which comprise the Owned Accounts, the New Portfolio Rental Agreements (including the Post July 1 New Portfolio Rental Agreements), and the Serviced Accounts on or prior to the date PYXIS commences administering each such account. The original copies of the Rental Agreements which comprise each Owned Account and each New Portfolio Rental Agreement (including each Post July 1 New Portfolio Rental Agreement) which GE CAPITAL provides to PYXIS shall be stamped by GE CAPITAL on the first page of text and on each signature page with the caption: "All right and interest of Pyxis Corporation in and to the payments to be made by the Customer hereunder have been assigned to Pyxis Financial Services in consideration of Pyxis Financial Services providing certain funding to Pyxis Corporation and Pyxis Corporation has granted Pyxis Financial Services a security interest in such Equipment."

         (J) AUDITS.

         (1) During the Term GE CAPITAL shall have the right, on a quarterly basis, upon forty-eight (48) hours advance written notice to PYXIS, to conduct an audit of PYXIS' account administration processes. Any such audit shall include a review of all Owned Accounts and New Portfolio Rental Agreements to determine whether PYXIS has performed in compliance with the predetermined standards described in Section F(2) and Exhibit B. Such audit shall include, but not be limited to, the credit rating classifications and the numerical scoring of the New Portfolio Rental Agreements collection activity, cash application, defaults and delinquencies, and repossession and remarketing activity.

         (2) GE CAPITAL shall conduct the audits in a professional manner, with the objective, where possible, of causing the least amount of disruption to the day-to-day operations of PYXIS. Any information reviewed by GE CAPITAL while conducting such audits shall be kept confidential by GE CAPITAL and shall be disclosed by GE CAPITAL to third parties only if required by applicable law.

         (K) TERMINATION. In the event that either CARDINAL's credit rating falls below BBB, as defined by Standard & Poors, or PYXIS' account administration falls below the mutually agreed upon predetermined standards described in Section F(2) and Exhibit B, and PYXIS fails to correct any deficiencies in its account administration within thirty (30) business days following receipt of written notice from GE CAPITAL identifying such deficiencies, GE CAPITAL shall have the right to take either of the following actions. GE CAPITAL may, upon ten (10) business days written notice, assume the administration of all Owned Accounts and New Portfolio Rental Agreements (including the Post July 1 New Portfolio Rental Agreements). Should GE CAPITAL elect this option, PYXIS shall remit to GE CAPITAL a service fee for each Post July 1 New Portfolio Rental Agreement in an amount to be mutually agreed upon by PYXIS and GE CAPITAL. GE CAPITAL may also elect, upon ten (10) business days written notice, to terminate the Agreement. Should GE CAPITAL elect this option, PYXIS shall remit to GE CAPITAL on the termination date a termination fee (the "Termination Fee") equal to (a) the Aggregate Portfolio Net Book Value (as hereinafter defined), plus (b) the net present value of the remainder of the monthly payment amounts that would be due under the New Portfolio Rental Agreements PYXIS is committed to provide to GE CAPITAL pursuant to Section A discounted at a rate equal to the Transaction Rate for a sixty (60) month New Portfolio Rental Agreement, less the net present value of the remainder of the monthly payment amounts that would be due under the New Portfolio Rental Agreements PYXIS is committed to provide to GE CAPITAL pursuant to Section A discounted at a rate equal to the sum of (i) the Transaction Rate for a sixty
(60) month New Portfolio Rental Agreement and

(ii) two hundred and ninety (290) basis points. The Aggregate Portfolio Net Book Value shall mean (i) the aggregate amount due and owing under all Owned Accounts and all New Portfolio Rental Agreements financed by GE CAPITAL as of the termination date, less payments made by PYXIS to GE CAPITAL pursuant to Sections I(4) and I(5) hereof and Section 3(c) of Rider No. 4 to the Agreement, including interest on the unpaid balance, and (ii) all remaining scheduled payments under such Owned Accounts and New Portfolio Rental Agreements, discounted to present value at the applicable Standard Rate. Upon receipt of the Termination Fee, GE CAPITAL shall transfer to PYXIS, on an AS-IS WHERE-IS basis without recourse or warranty, all of its rights under and interest in the Owned Accounts and the New Portfolio Rental Agreements and the Equipment subject thereto.

         L. TRADEMARKS.

         (1) During any period in which GE CAPITAL performs account administration for any Owned Accounts, New Portfolio Rental Agreements or Serviced Accounts, PYXIS shall permit GE CAPITAL to use certain trademarks of PYXIS and the assumed business or trade name "PYXIS Financial Services" in connection with such account administration. Any use of such trademarks or of PYXIS' name in connection with such account administration shall be subject to PYXIS' policy for sharing intellectual property rights. GE CAPITAL acknowledges the ownership of such trademarks in PYXIS and the value of the goodwill associated therewith and agrees that it will do nothing inconsistent with such ownership. GE CAPITAL acknowledges PYXIS's right to dictate the nature and quality of GE CAPITAL's use of such trademarks and agrees to comply with any instructions received from PYXIS with respect to the use and application of such trademarks.

         (2) During the period in which GE CAPITAL continues to administer any Owned Account, New Portfolio Rental Agreement or Serviced Account, PYXIS shall not grant any other party any rights to register under the assumed business name "PYXIS Financial Services". Upon the expiration of the last Owned Account, New Portfolio Rental Agreement or Serviced Account which is administered by GE CAPITAL, GE CAPITAL shall terminate its registration and use of the assumed business name PYXIS Financial Services. During the period in which both PYXIS and GE CAPITAL may be administering Rental Agreements under the name "PYXIS Financial Services", each party agrees that it shall not take any action which might jeopardize the other party's good standing or ability to administer Rental Agreements under said name.

         M. EXCLUSIVITY.

         (1) In the event that prior to the expiration of the Term, PYXIS shall elect to outsource the account administration of any Serviced Accounts, PYXIS shall notify GE CAPITAL of such event and shall offer GE CAPITAL the right of first refusal to administer the Serviced Accounts for which PYXIS proposes to outsource the account administration

         (2) Prior to the expiration of the Term, in the event that in any given calendar quarter the product resulting from the multiplication of (i) the aggregate dollar amount of the Rental Agreements PYXIS elects to finance with a third party having a term which is greater than thirty-six (36) months entered into by PYXIS during such calendar quarter by (ii) .5 exceeds $20,000,000 (the "Excess Amount"), then GE CAPITAL shall have the right of first refusal to finance a portion of such Rental Agreements totaling the Excess Amount.

         (3) In the event that GE CAPITAL does not notify PYXIS in writing of its decision to administer any such Serviced Accounts, as described in Section M(1) above, or to finance any such Rental Agreements, as described in Section M(2) above, within fifteen (15) business days of receipt of PYXIS' offer or if GE CAPITAL does not offer PYXIS equivalent pricing, terms and conditions as PYXIS has been quoted in writing by a third party (with a copy of such written quote to be provided to, and subject to verification by, GE CAPITAL), PYXIS may outsource the administration of such Serviced Accounts, as described in Section M(1) above, or finance such Rental Agreements, as described in Section M(2) above, with a third party.

         N. PARTIES TO THIS AGREEMENT. PYXIS, CARDINAL and GE CAPITAL agree that the obligations of PYXIS described in the Agreement are joint and several obligations of PYXIS and CARDINAL. In the event that PYXIS fails to perform any of its obligations under the Agreement, GE CAPITAL may demand performance by CARDINAL who waives notice of default by PYXIS and any requirement that GE CAPITAL be required to first proceed against PYXIS or exhaust any collateral or security of PYXIS before requiring CARDINAL to perform any of the obligations of PYXIS under the Agreement.

         O. NO FURTHER AMENDMENTS. Except as specifically amended herein, all other provisions of the Agreement and the obligations of the parties pursuant thereto shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Rider No. 5 to be executed by their duly authorized representatives as of the dates set forth below.

PYXIS CORPORATION                        GENERAL ELECTRIC CAPITAL CORPORATION


By:                                      By:
   ----------------------------             ------------------------------------

Title:                                   Title:
      -------------------------                ---------------------------------

Date:                                    Date:
     --------------------------               ----------------------------------

CARDINAL HEALTH, INC.


By:
   ----------------------------

Title:
      -------------------------

Date:
     --------------------------

                                    EXHIBIT A




Averaging Method: A=4;     B=3;     C=2;    D=1

------------------------------------------------------ -----------------------------------------------------
Quarterly New Portfolio Weighted Average Numerical
Score Greater than or Equal to                         Loss Pool Credit
------------------------------------------------------ -----------------------------------------------------
                         3.4                                                   2.5%
------------------------------------------------------ -----------------------------------------------------
                         3.3                                                   5.0%
------------------------------------------------------ -----------------------------------------------------
                         3.2                                                   7.5%
------------------------------------------------------ -----------------------------------------------------
                         3.1                                                  10.0%
------------------------------------------------------ -----------------------------------------------------
                         3.0                                                  12.5%
------------------------------------------------------ -----------------------------------------------------
                         2.9*                                                 15.0%
------------------------------------------------------ -----------------------------------------------------

*Minimum


                                 Credit Criteria

  Credit Ratings of A-D Will Be Assigned to PYXIS Customers Based on Ratings Guidelines and Credit Criteria Mutually Established by GE CAPITAL and PYXIS

                                    EXHIBIT B



Invoicing
---------

- PYXIS shall invoice and perform collections activities for each payment obligation as it becomes due under the applicable Owned Account and New Portfolio Rental Agreement.
- Each Owned Account and New Portfolio Rental Agreement will be invoiced no later than thirty (30) days prior to the due date of any financed payment obligation.
-    PYXIS has the option to send late notice invoices via regular mail, fifteen
     (15) days after the due date of the respective payment obligation for any Owned Account or New Portfolio Rental Agreement.
- PYXIS has the option to send delinquent notices via regular mail if a payment obligation for any Owned Account or New Portfolio Rental Agreement is thirty (30) days past due.
- PYXIS is required to send default notices via certified mail for any Owned Account or New Portfolio Rental Agreement it chooses to default.
- PYXIS is required to send copies of all default notices to GE CAPITAL for any Owned Account or New Portfolio Rental Agreement.

Collection
----------

- PYXIS will use reasonable efforts to make collection calls in intervals of ten (10) days for a payment obligation under any Owned Account or New Portfolio Rental Agreement that is more than thirty (30) days past its scheduled due date.
- PYXIS will document each collection call for any Owned Account or New Portfolio Rental Agreement and classify it as either administrative or collection issue.
- Collection calls may be made on a more frequent basis than referenced above with respect to any payment obligation for any Owned Account or New Portfolio Rental Agreement that is more than forty-five (45) days past its scheduled due date to ensure that promises for payment are adhered to.

Processing and Remittance
-------------------------

- Payments received by PYXIS with respect to each payment obligation under a New Portfolio Rental Agreement or an Owned Account will be promptly remitted to an electronic lockbox which shall be accessible only to PYXIS or CARDINAL.
- PYXIS will identify all payments deposited into such electronic lockbox for an Owned Account or New Portfolio Rental Agreement by Customer name, invoice number, account number, dollar amount received and other identifying traits used by PYXIS.


Aging and Delinquency Reports
-----------------------------

- PYXIS will provide GE CAPITAL with periodic aging reports regarding all New Portfolio Rental Agreements and all Owned Accounts on not less than a monthly basis which shall describe past due payment obligations by Customer name, amount past due, gross payments outstanding ,and the net book balance. For each Quarterly New Portfolio, PYXIS will identify each Customer with the date of the funding and/or an assigned New Quarterly Portfolio number. For Owned Accounts, PYXIS will reference GE CAPITAL's account schedule numbers and/or an assigned Loss Pool Account number.
- PYXIS will provide GE CAPITAL with periodic delinquency reports regarding all New Portfolio Rental Agreements and all Owned Accounts on not less than a monthly basis which shall contain collection comments for those payment obligations that are sixty one (61) days or more past due.

Reports and Data Tapes Regarding New Portfolio Rental Agreements and Owned
--------------------------------------------------------------------------
Accounts
--------

- On the fifth business day of each calendar quarter, PYXIS shall deliver to GE CAPITAL a list of all New Portfolio Rental Agreements, identified by schedule number, funded by GE CAPITAL during the preceding calendar quarter or substituted for terminated New Portfolio Rental Agreements under Section A(1), together with the make, model, and serial numbers of all Equipment subject to such New Portfolio Rental Agreements in which GE CAPITAL has been granted a security interest.
- On the fifth business day of each calendar quarter, PYXIS shall provide GE CAPITAL with an electronic data tape on servicing history for all Owned Accounts and all New Portfolio Rental Agreements (including all Post July 1 New Portfolio Rental Agreements) which PYXIS has commenced administering.

Customer Service Support
------------------------

- All invoices of payment obligations under New Portfolio Rental Agreements and Owned Accounts will include a customer service telephone number which shall be staffed by PYXIS personnel.
- PYXIS personnel will be on hand during normal business hours for all incoming Customer inquiries.
- Customer inquiries to PYXIS which are made after PYXIS close of business will be recorded electronically and return calls will be made within forty eight (48) hours after receipt.
- PYXIS will diligently pursue all Customer disputes and will use its reasonable efforts to resolve all Customer disputes which might reasonably be expected to impact any payment obligations under a New Portfolio Rental Agreement or an Owned Account.
- PYXIS will notify GE CAPITAL in writing of any change in Equipment location under a New Portfolio Rental Agreement or an Owned Account within three (3) business days of receipt by PYXIS in-house servicing personnel.

                                    EXHIBIT C
                                    ---------

         In order to insure the support of GE CAPITAL during the transition of the account administration for the New Portfolio Rental Agreements and Serviced Accounts, the Rate Differential Fee will be paid in installments upon the achievement of certain milestones as follows:

         1. $953,940 will be paid within five (5) business days following receipt by PYXIS from GE CAPITAL of a copy of Rider No. 5 to Vendor Program Agreement executed by GE CAPITAL, PYXIS and Cardinal.

         2. $453,940 (the "Conversion Support Pool") will be paid during the period the account administration for the Serviced Accounts is being transitioned from GE CAPITAL to PYXIS. Commencing on the fifth business day after July 31, 1997 and continuing on the fifth business day after the last day of each month thereafter until PYXIS has assumed the account administration of all Serviced Accounts, a portion of the Conversion Support Pool will be paid to GE CAPITAL in an amount determined by multiplying $453,940 by a fraction the numerator of which shall be the total number of New Portfolio Rental Agreements (including without limitation Post July 1 New Portfolio Rental Agreements), Serviced Accounts and Owned Accounts being administered by PYXIS as of the last day of the month preceding the payment and the denominator of which shall be the total number of New Portfolio Rental Agreements (including without limitation Post July 1 New Portfolio Rental Agreements), Serviced Accounts and Owned Accounts being administered by PYXIS as of the last day of the month preceding the payment, plus the total number of remaining New Portfolio Rental Agreements (including without limitation Post July 1 New Portfolio Rental Agreements), Serviced Accounts and Owned Accounts being administered by GE CAPITAL as of the last day of the month preceding the payment, and then subtracting from the product of such multiplication the aggregate amount of previous payments made to GE CAPITAL from the Conversion Support Pool.

         3. $500,000, plus any undisbursed portion of the Conversion Support Pool, will be paid upon the earlier of the following: (a) within five (5) business days after PYXIS has assumed the account administration of all Serviced Accounts or (b) December 31, 1997; provided, however, if PYXIS has not assumed the account administration of all Serviced Accounts on account of delays by GE CAPITAL in meeting the Conversion Plan set forth on Exhibit D which were not caused by PYXIS's failure to timely perform its responsibilities or to provide required information to GE CAPITAL under the Conversion Plan, then the remaining amounts shall be paid upon completion of 3(a) above.

                                    EXHIBIT D
                                    ---------

                                 Conversion Plan
                                 ---------------

A.   DATE SPECIFIC:

     1.  April 15.
         ---------

         A) GE CAPITAL to provide identifiable data by position and description contained in the electronic file ("file structure layouts") for data needed by PYXIS for the conversion and for any data fields that are coded, GE CAPITAL will provide definitions of the valid codes.

              (i) GE CAPITAL to provide the above information on 15 preliminary records for Serviced Accounts submitted by PYXIS.

              (ii)PYXIS to remit to GE CAPITAL any additional fields requested or additional information required within 30 days of receipt of the information supplied by GE CAPITAL in (i) above.

         B) GE CAPITAL to provide copies of the accounts receivable aging report twice monthly (first and fifteenth of the month).

         C) GE CAPITAL to provide copies of all invoices sent monthly through conversion date.

     2.  May 15.
         -------

         A) GE CAPITAL to provide, in computer readable format ("electronic format"), the complete account administration history of each Serviced Account for the prior six months in the same format as 1(A) above.

         B) PYXIS to identify all Serviced Accounts with remaining balances that differ on the books of GE CAPITAL and PYXIS. GE CAPITAL and PYXIS to mutually work together to reconcile the amounts.

     3.  June 15.
         --------

         A) GE CAPITAL and PYXIS to agree upon timetable in which the remaining balances are in agreement between GE CAPITAL and PYXIS for the Serviced Accounts.

     4.  July 15.
         --------

         A) PYXIS to adhere to servicing standard requirements pursuant to Exhibit B in order to commence servicing Owned Accounts.

         B) PYXIS to provide a sample of file structure layouts to GE CAPITAL on servicing experience in the same electronic format as GE CAPITAL has provided to PYXIS above. Upon PYXIS' commencement of servicing such accounts, PYXIS will provide to GE CAPITAL such file structure layouts on a quarterly basis or more frequently if requested.

     5.  September 15.
         -------------

         A) GE CAPITAL and PYXIS to agree upon timetable in which the remaining net investment balances are in agreement between GE CAPITAL and PYXIS for the Owned Accounts.

     6.  October 15.
         -----------

         A) GE CAPITAL to provide in electronic format the complete service history of each Owned Account for the prior six months.

B.   GENERAL PLAN:
     -------------

     1. In the event that payments are made to GE CAPITAL after the conversion date:

         (i) GE CAPITAL to provide on a weekly basis, all cash payments received on conversion accounts.

         (ii) PYXIS to request from GE CAPITAL back-up information on an exception basis to help in cash applications.

         (iii) After conversion of the Owned Accounts, GE CAPITAL to forward all payments to the PYXIS-owned lockbox.

     2. PYXIS will not re-invoice for payments that have already been invoiced by GE CAPITAL. PYXIS will be required to send notices to all converted accounts notifying customers of the new mailing address and lockbox locations.

     3. After April 1, GE CAPITAL will provide an updated copy of its trend report twice a month within five business days.

     4. GE CAPITAL will respond within 24 hours (within a business week) to a conversion request. GE CAPITAL and PYXIS will mutually agree upon a plan of resolution to such request.

     5. GE CAPITAL will provide on a monthly basis, unless PYXIS advises otherwise, copies of all invoices sent out for the previous month. GE CAPITAL will continue to provide these copies until PYXIS has commenced servicing all accounts.

     6. GE CAPITAL will forward all calls received by its toll-free number from a converted account within 24 hours of receipt by GE CAPITAL.

     7. All written correspondence on a converted account will be forwarded to PYXIS within three business days of receipt by GE CAPITAL in Danbury.

     8. Within ten business days of GE CAPITAL's monthly close, PYXIS will provide GE CAPITAL with a list of accounts it wishes to convert for that month. GE CAPITAL will provide PYXIS with its customer files (including originals, if any) including all customer correspondence. GE CAPITAL and PYXIS will convert those listed accounts on the weekend of GE CAPITAL's monthly fiscal close.

     9. GE CAPITAL will provide a data transfer of all data of each converted account on the weekend of GE CAPITAL's respective monthly close.


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